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                                                                    Exhibit 99.6

                                     CONSENT

                  I, Douglas A. Warner III, hereby consent to being named in the Joint Proxy Statement-Prospectus included in the Registration Statement on Form S-4 filed by The Chase Manhattan Corporation ("Chase") in connection with the Agreement and Plan of Merger, dated as of September 12, 2000, between Chase and J.P. Morgan & Co. Incorporated ("Morgan") as a person who will become a director of the surviving corporation of the merger of Morgan with and into Chase.

Dated: October 2, 2000


                                           /s/ Douglas A. Warner III
                                           -------------------------------------
                                              Douglas A. Warner III